Exhibit 10.5

Execution Copy

Date 27 January 2011

GRAINGER MARITIME CORP.

as Borrower

- and -

TBS INTERNATIONAL LIMITED
as Guarantor 1

- and -

TBS WORLDWIDE SERVICES INC.

as Guarantor 2

- and -

TBS HOLDINGS LIMITED

as Guarantor 3

- and -

TBS INTERNATIONAL PUBLIC LIMITED COMPANY
as Guarantor 4

- and -

JOH. BERENBERG, GOSSLER & CO. KG
as Lender

SUPPLEMENTAL AGREEMENT NO. 2

relating to a facility of (originally) US$13,000,000 with US$5,687,500 outstanding for m.v. “OTTAWA PRINCESS”

Watson, Farley & Williams

Hamburg

INDEX

Clause		Page

1	INTERPRETATION	2

2	AGREEMENT OF THE LENDER	3

3	CONDITIONS PRECEDENT	4

4	CAPITAL INFUSION	5

5	PERMITTED DISCRETIONARY ACTIVITIES	6

6	EXCESS CASH FOR DEBIT AMORTIZATION	7

7	REPRESENTATIONS AND WARRANTIES	7

8	AMENDMENT OF LOAN AGREEMENT AND EXISTING FINANCE DOCUMENTS	8

9	FURTHER ASSURANCES	9

10	FEES AND EXPENSES	10

11	COMMUNICATIONS	10

12	SUPPLEMENTAL	10

13	LAW AND JURISDICTION	10

SCHEDULE 1 TBS CREDIT FACILITIES		12

SCHEDULE 2 AMENDMENTS TO THE LOAN AGREEMENT		13

EXECUTION PAGE		15

APPENDIX A FORM OF MORTGAGE ADDENDUM		17

APPENDIX B SCHEDULES		18

Execution Copy

THIS AGREEMENT is made on 27 January 2011

BETWEEN

(1)                                  GRAINGER MARITIME CORP., a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Borrower”);

(2)                                  TBS INTERNATIONAL LIMITED, a company incorporated in Bermuda whose registered office is at Suite 306, Commerce Building, One Chancery Lane, Hamilton HM12, Bermuda (the “Guarantor 1”);

(3)                                  TBS WORLDWIDE SERVICES INC., a company incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands (the “Guarantor 2”);

(4)                                  TBS HOLDINGS LIMITED, a company incorporated in Bermuda, whose registered office is at Suite 306, Commerce Building, One Chancery Lane, Hamilton HM 12, Bermuda (the “Guarantor 3”);

(5)                                  TBS INTERNATIONAL PUBLIC LIMITED COMPANY, a company incorporated in Ireland whose registered office is at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland (the “Guarantor 4” and, together with the Guarantors 1 — 3, the “Guarantors”); and

(6)                                  JOH. BERENBERG, GOSSLER & CO. KG, acting through its office at Neuer Jungfernstieg 20, 20354 Hamburg, Germany (the “Lender”).

BACKGROUND

(A)                              By a loan agreement dated 19 June 2008 as supplemented by a supplemental agreement no. 1 dated 28 January 2010 (and as amended and/or supplemented from time to time) and made between (i) the Borrower and (ii) the Lender, the Lender has made available to the Borrower a facility of (originally) US$13,000,000 with US$5,687,500 outstanding.

(B)                                The Security Parties have requested that the Lender shall consent to the deferral of payment of repayment instalments in accordance with the payment schedule set forth on Schedule 2 attached hereto.

(C)                                The Security Parties have also requested that the Lender shall waive the “Specified Events of Default” described in that certain letter agreement dated 30 September 2010, as amended as of 12 November 2010 and 23 December 2010 (as so amended, the “Forbearance Agreement”) by and between the Guarantor 4 and the Lender, and all rights and remedies of the Lender arising from such Specified Events of Default.

(D)                               This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, to the request of the Security Parties set out in Recital (B) above and to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with those matters.

(E)                                This Agreement further sets out the terms and conditions on which there shall be an infusion of equity into the Guarantor 4 of not less than ten million Dollars ($10,000,000).

IT IS AGREED as follows:

1                                         INTERPRETATION

1.1                               Defined expressions.  Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2                               Definitions.  In this Agreement, unless the contrary intention appears:

“Additional Capital Infusion” shall have the meaning given in Clause 4.4;

“Capital Infusion” shall have the meaning given in Clause 4.1;

“Deferring Lenders” means the lenders under the TBS Credit Facilities other than Credit Suisse and Commerzbank AG;

“Effective Date”  means date on which the conditions precedent in Clause 3.2 are satisfied;

“Equity Outside Date” shall have the meaning given in Clause 4.3;

“Escrow Agreement” means the Escrow Agreement dated January 25, 2011, by and among the Guarantor 4, the Management Shareholders, Royal Bank of Scotland plc, Bank of America N.A. DVB Group Merchant Bank (Asia) Ltd. and JPMorgan Chase Bank, National Association, as the escrow agent;

“Excess Cash” shall have the meaning given in Clause 6.1;

“Final Capital Infusion” shall have the meaning given in Clause 4.1;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)                for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)               under any loan stock, bond, note or other security issued by the debtor;

(c)                under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)               under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor (other than normal trade credit not exceeding 180 days);

(e)                under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)                under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

“Global Restructuring Term Sheet” means the term sheet dated 12 January 2011 in respect of the restructuring of the Loan and the other TBS Credit Facilities;

“Initial Capital Infusion” shall have the meaning given in Clause 4.1;

“Investment Agreement” means the Investment Agreement dated January 25, 2011 by and among the Guarantor 4 and the Management Shareholders;

“Jamaican JV” means the investment project in relation to limestone mines in the Dominican Republic and Jamaica;

“Loan Agreement” means the loan agreement dated 19 June 2008 (as amended from time to time)  referred to in Recital (A);

“Logstar JV” means LOG.STAR Navegação S.A., a corporation organized under the Laws of the Federal Republic of Brazil, a joint venture which will/does provide break-bulk, bulk, liner and parcel services in the Brazilian coastal cabotage trade;

“Management Shareholders” means Joseph E. Royce, Lawrence A. Blatte and Gregg L. McNelis;

“Measurement Period” means the semi-annual period ending 31 December, 2011 and each semi-annual period ending on each subsequent 30 June and 31 December of each subsequent year thereafter;”

“Minimum Liquidity Covenant” means the financial covenant relating to the minimum liquidity of the TBS Group described in the other TBS Credit Facilities;

“Mortgage Addendum” means the addendum to the Mortgage in the form set out in Appendix A;

“Permitted Discretionary Activities” means investments permitted under Clause 5.1;

“Permitted Additional Junior Capital” shall have the meaning given in Clause 4.9;

“Preferred Equity” shall have the meaning given in Clause 4.1;

“Rights Offering” means the offering by the Guarantor 4 to shareholders of the Guarantor 4 of rights to purchase Preferred Equity in the Guarantor 4 pursuant to the provisions of the Investment Agreement;

“Rollover Capex” shall have the meaning given in Clause 6.1(b);

“Special Account” shall have the meaning given in Clause 4.1;

“TBS Credit Facilities” means the credit facilities to various members of the TBS Group listed in Schedule 1;

“TBS Group” means the Guarantor 4 and its subsidiaries; and

1.3                               Application of construction and interpretation provisions of Loan Agreement.  Clauses 1.2 of the Loan Agreement applies, with any necessary modifications, to this Agreement.

2                                        AGREEMENT OF THE LENDER

2.1                               Agreement of the Lender.  The Lender agrees, subject to and upon the terms and conditions of this Agreement, to:

(a)                                  restructure the repayments of the Loan pursuant to Clause 8 and Schedule 2;

(b)                                 waive the Specified Events of Default (as defined in the Forbearance Agreement) and all rights and remedies of the Lender arising therefrom; and

(c)                                  the amendments to the Loan Agreement and the Finance Documents pursuant to Clause 8 and Schedule 2.

2.2                               Agreement of the Borrower and the Guarantors.  The Borrower and the Guarantors hereby agree to the amendments to the Loan Agreement, and the Finance Documents as set out in Clause 8.

2.3                               Effective Date.  The agreement of the Lender contained in Clause 2.1 shall have effect on and from the Effective Date.

3                                         CONDITIONS PRECEDENT

3.1                               General.  The agreement of the Lender contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clauses 3.2.

3.2                               Conditions precedent.  The conditions referred to in Clause 3.1 are that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before 31 January 2011 (the failure of which shall constitute an Event of Default under the Loan Agreement) or such later date as the Lender may agree with the Borrower and the other Security Parties:

(a)                                  documents of the kind specified in Clause 4.1 (a), (b) and (c) of the Loan Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the Mortgage Addendum;

(b)                                 a duly executed original of this Agreement duly executed by the parties to it;

(c)                                  a duly executed original of the Mortgage Addendum;

(d)                                 evidence that the agent for service of process appointed by the Security Parties under this Agreement has accepted such appointment;

(e)                                  favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands, Bermuda, Ireland and Panama;

(f)                                    evidence that each of the TBS Credit Facilities (other than the Loan) have been restructured upon the Effective Date as per the Global Restructuring Term Sheet with the approval of all of the creditors under such TBS Credit Facilities;

(g)                                 evidence, reasonably satisfactory to the Lender, that funding or a commitment to fund new capital in the Guarantor 4 is in place in accordance with Clause 4 including evidence that the Initial Capital Infusion has been made and delivery of duly executed copies of the Investment Agreement and the Escrow Agreement;

(h)                                 schedule of capital expenditure necessary to complete the construction programmes in respect of any current newbuildings and to maintain the existing fleet of the Guarantor 4 and its subsidiaries’ approved by the Lender and attached hereto as Appendix B;

(i)                                     confirmation  of Intermodul Shipping Inc. to the Lender that they have been informed about this Agreement and that the Quadripartite Agreement shall remain in full force and effect;

(j)                                     outstanding amounts of Financial Indebtedness as of 31 December 2010; and

(k)                                  any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Lender may reasonably request by notice to the Security Parties prior to the Effective Date.

3.3                               Mortgage Addendum.  The Borrower hereby covenants and undertakes within 7 days of the Effective Date to provide documentary evidence that the Mortgage Addendum has been provisionally registered with Panamanian Ships Registry against the Ship as a valid addendum to the Mortgage according to the laws of Panama.

4                                         CAPITAL INFUSION

4.1                               Capital Infusion.  On or prior to the Effective Date, the Management Shareholders, shall:

(a)                                  invest $3,000,000 (the “Initial Capital Infusion”) in the Guarantor 4 in exchange for the issuance of Preferred Equity issued separately and apart from the Rights Offering;

(b)                                 unconditionally backstop the funding of an additional investment of $7,000,000 (the “Final Capital Infusion”, and together with the Initial Capital Infusion, the “Capital Infusion”) in the Guarantor 4 by depositing the Final Capital Infusion in an escrow account with JPMorgan Chase Bank, National Association in accordance with the Escrow Agreement; and

(c)                                  execute and deliver the Investment Agreement and the Escrow Agreement, each in form and substance reasonably satisfactory to the Lender.  Pursuant to the Investment Agreement, the Guarantor 4 shall issue to the Management Shareholders and other shareholders rights, in exchange for the Capital Infusion, rights to acquire preferred stock, convertible preferred stock or similar equity securities in the Guarantor 4 (the “Preferred Equity”). The proceeds of any Capital Infusion up to Twenty million Dollars ($20,000,000) shall be deposited in one or more segregated accounts held by the Guarantor 4 for the purposes permitted by the Loan Agreement (the “Special Account”).

4.2                               Available for Permitted Discretionary Activities.  The Initial Capital Infusion shall be immediately available for Permitted Discretionary Activities.

4.3                               Failure to raise or fund Final Capital Infusion.  Failure to raise or otherwise fund the full amount of the Final Capital Infusion to the Guarantor 4 by the date that is six months after the Effective Date (the “Equity Outside Date”) shall be an Event of Default for the purposes of the Loan Agreement and the Finance Documents.

4.4                               Additional Capital Infusions.  In accordance with the Investment Agreement and the Escrow Agreement, the Final Capital Infusion shall be available to be drawn, at the discretion of the Guarantor 4, on or prior to the Equity Outside Date to fund Permitted Discretionary Activities or to maintain compliance with the Minimum Liquidity Covenant.  Any amounts so withdrawn (an “Additional Capital Infusion”) shall be in exchange for the issuance to the Management Shareholders of Preferred Equity of the Guarantor 4 issued separately and apart from the Rights Offering.

4.5                               Calculation of Management Shareholders’ portion of the Final Capital Infusion.  The Management Shareholders’ portion of the Final Capital Infusion shall be calculated as Seven million Dollars ($7,000,000) less the sum of (i) the amount, if any, received from other shareholders subscribing to the Rights Offering and (ii) the amount of the Additional Capital Infusion.

4.6                               Use of Funds in the Special Account.  The funds held in the Special Accounts shall be available, at the discretion of the Guarantor 4, to fund Permitted Discretionary Activities or provide liquidity relief (including curing any breach of the Minimum Liquidity Covenant).  Any funds from the Special Account used to cure a breach of the Minimum

Liquidity Covenant may thereafter be returned to the Special Account to the extent no longer needed to maintain compliance with such covenant; provided, however that no such refund can be effectuated unless, after such refund, aggregate cash balances (other than cash in any Special Account, any amounts required to be held against equity commitments on the new vessel program and any cash pledged to support letters of credit) equal or exceed $22,500,000, subject to a limit, applied separately for each cure of a breach of the Minimum Liquidity Covenant, of the sum of (i) $5,000,000 plus, (ii) the amount by which aggregate amounts spent for Permitted Discretionary Activities are less than $5,000,000.

4.7                               Dividends on Preferred Equity.  Except as permitted by the Investment Agreement and the Escrow Agreement, the Guarantor 4 shall not declare or pay any dividends or return any capital to any holder of Preferred Equity or authorize or make any other distribution, payment or delivery of property or cash to any holder of Preferred Equity, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any share of Preferred Equity, and the holders of the Preferred Equity shall not be entitled to require the Guarantor 4 to redeem the Preferred Equity or pay cash dividends on such Preferred Equity before September 9, 2016.

4.8                               The Special Account.  The proceeds of any Capital Infusion held in the Special Account shall not be pledged, but shall be available, at the discretion of the Guarantor 4, to fund Permitted Discretionary Activities or provide liquidity relief (including curing any breach of the Minimum Liquidity Covenant).  The Special Account shall be the property of the Guarantor 4 and providers of the Capital Infusion shall not have any residual rights with respect to funds in the Special Account.  The Special Account may only be replenished as provided below in Clause 4.6 and/or 4.9.

4.9                               Permitted Additional Junior Capital.  Any additional junior capital may be made in the same form as permitted for the Capital Infusion (“Permitted Additional Junior Capital”) and shall be used initially to replenish the Special Account up to Fifteen million Dollars ($15,000,000) if the aggregate amount of the Capital Infusion before the Equity Outside Date is Fifteen million Dollars ($15,000,000) or less, and up to Twenty million Dollars ($20,000,000), if the aggregate amount of the Capital Infusion before the Equity Outside Date is in excess of Fifteen million Dollars ($15,000,000).  Permitted Additional Junior Capital in excess of amounts required to replenish the Special Account shall be treated as available cash for the purposes of calculating Excess Cash.

5                                         PERMITTED DISCRETIONARY ACTIVITIES

5.1                               Permitted Discretionary Activities.  The Guarantor 4 shall be permitted to make investments in the Logstar JV and the Jamaican JV out of the funds in the Special Account without the prior approval of the Lender provided that:

(a)                                  the amount of such investments do not exceed the lower of Six million five hundred thousand Dollars ($6,500,000) or fifty per cent (50%) of the sum of the amount of the Capital Infusion and any Permitted Additional Junior Capital that is funded to the Special Account;

(b)                                 the Borrower and the other Security Parties are in compliance with all covenants and undertakings under this Agreement, the Loan Agreement as amended by the Agreement and the other Finance Documents; and

(c)                                  such investments are substantially in accordance with the schedules approved by the Lender before the Effective Date and attached hereto as Appendix B.

6                                         EXCESS CASH FOR DEBIT AMORTIZATION

6.1                               Calculation of Excess Cash.  The amount of any Excess Cash shall be calculated semi-annually as of the last day of each Measurement Period. “Excess Cash” for these purposes means:

(a)                                  aggregate cash balances of the Guarantor 4 and its subsidiaries at the last day of each Measurement Period (other than cash in the Special Account, any amounts required to be held against equity commitments on the new vessel program and any cash pledged to support letters of credit);

(b)                                 minus Rollover Capex (and “Rollover Capex” means for these purposes capital expenditure permitted under the terms of the Loan Agreement as amended by this Agreement to be incurred in the last quarter of the relevant Measurement Period but actually to be incurred in the subsequent Measurement Period);

(c)                                  minus any insurance proceeds held for repair of any vessel within the fleet of vessels owned and/or operated by the Guarantor 4 and its subsidiaries;

(d)                                 minus an amount equal to the funds transferred from the Special Account to cure any breach of the Minimum Liquidity Covenant and eligible to be refunded to the Special Account under the terms of this Agreement, but not yet so refunded on the last day of the Measurement Period;

(e)                                  plus any increase in net working capital during the Measurement Period that exceeds Four million Dollars ($4,000,000) and minus any decrease in net working capital during the Measurement Period that exceeds Four million Dollars ($4,000,000);

(f)                                    minus net proceeds from the sale of any encumbered assets of the Guarantor 4 and its subsidiaries outside the ordinary course of business to the extent used or anticipated to be used within 30 days of the Measurement Period to repay debt encumbering such assets;

(g)                                 minus Thirty million Dollars ($30,000,000).

6.2                               Cash Management Practices.  The Guarantor 4 shall maintain normal cash management practices provided however that nothing in such cash management practices are to impair the ability of Guarantor 4 to pay the calculated amount of Excess Cash for debt amortisation as provided in this Clause 6.

6.3                               Debt amortisation.  Any Excess Cash calculated at the end of each Measurement Period as aforesaid shall be payable within 60 days after the end of such period where that period is the end of a calendar year and within 45 days after the end of such period where that period is not the end of a calendar year towards prepayment of the principal amount (in inverse order of maturity of instalments) of the Financial Indebtedness owing to the Deferring Lenders in proportion to the percentage allocations specified against each of the TBS Credit Facilities in Schedule 1.

7                                         REPRESENTATIONS AND WARRANTIES

7.1                               Repetition of Loan Agreement representations and warranties.  The Borrower represents and warrants to the Lender that the representations and warranties in clause 10 of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addendum, remain true and not misleading if repeated on the date of this Agreement and the Effective Date with reference to the circumstances now and then existing.

7.2                               Repetition of Finance Document representations and warranties.  The Borrower and each of the Security Parties represents and warrants to the Lender that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addendum, remain true and not misleading if repeated on the date of this Agreement and the Effective Date with reference to the circumstances now and then existing.

8                                         AMENDMENT OF LOAN AGREEMENT AND EXISTING FINANCE DOCUMENTS

8.1                               Amendments to Loan Agreement

(a)                                  With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as per the amendments set out in Schedule 2.  In addition the Loan Agreement shall be amended so that this Agreement becomes an integral part of the Loan Agreement, so that (i) all references therein to this “Agreement” shall include this Agreement, (ii) the definitions set out in Clause 1.2 of this Agreement are included in Clause 1.1 of the Loan Agreement and (iii) references therein to the Finance Documents shall be construed as if the same included the Mortgage Addendum.

(b)                                 As so amended pursuant to (a) above, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms.

8.2                               Specific Amendments to the Guarantee.  With effect on and from the Effective Date:

(a)                                  the Guarantee issued by Guarantor 1 shall be, and shall be deemed by this Agreement to be, amended by the insertion of a new clause 2.5;

(b)                                 the Guarantee issued by Guarantor 2 shall be, and shall be deemed by this Agreement to be, amended by the insertion of a new clause 2.5;

(c)                                  the Guarantee issued by Guarantor 3 shall be, and shall be deemed by this Agreement to be, amended by the insertion of a new clause 2.5;

(d)                                 the Guarantee issued by Guarantor 4 shall be, and shall be deemed by this Agreement to be, amended by the insertion of a new clause 11.12;

as follows:

“No Dividends.  The Guarantor shall not pay any dividend or make any other form of distribution until the date on which the instalment payments set forth on Schedule 2 hereto have been repaid or prepaid in full to the Lender.

(e)                                  the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(f)                                   by construing references throughout to “this Guarantee”, “hereunder” and other like expressions as if the same referred to the relevant Guarantee as amended and supplemented by this Agreement.

8.3                               Amendments to the other Finance Documents.  With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)                                  the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)                                 by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

8.4                               Finance Documents to remain in full force and effect.  The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)                                  the amendments to the Finance Documents contained in or referred to in Clauses 8.1, 8.2 and ; and

(b)                                 such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

9                                         FURTHER ASSURANCES

9.1                               Borrower’s and each Security Party’s obligation to execute further documents etc.  The Borrower and each Security Party shall:

(a)                                  execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of Germany or such other country as the Lender may, in any particular case, reasonably request ;

(b)                                 effect any registration or notarisation, give any notice or take any other step;

which the Lender may, by notice to the Borrower or that Security Party,  reasonably request for any of the purposes described in Clause 9.2 or for any similar or related purpose.

9.2                               Purposes of further assurances.  Those purposes are:

(a)                                  validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)                                 implementing the terms and provisions of this Agreement.

9.3                               Terms of further assurances.  The Lender may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 9.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

9.4                               Obligation to comply with notice.  The Borrower or any Security Party shall comply with a notice under Clause 9.1 by the date specified in the notice.

9.5                               Additional corporate action.  At the same time as the Borrower or any Security Party delivers to the Lender any document executed under Clause 9.1(a), the Borrower or any Security Party shall also delivery to the Lender a certificate signed by two of the Borrower’s or that Security Party’s directors which shall:

(a)                                  set out the text of a resolution of the Borrower’s or that Security Party’s directors specifically authorising the execution of the document specified by the Lender; and

(b)                                 state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that Security Party’s articles of association or other constitutional documents.

9.6                               Reporting.  The Guarantor 4 shall send to the Lender:

(a)                                  monthly balance sheet and profit and loss statements, as to any monthly period that is not the end of a calendar year, 45 days after the end of such period and, as to any monthly period that coincides with the end of a calendar year, 60 days after the end of such period; and

(b)                                 a 13-week cash flow report delivered on Wednesday of each week reporting prior week results and variances and rolling 13 week forecast.

9.7                               Provision of information.  The Borrower will provide the Lender on a regular basis and upon request from the Lender with information relating to:

(a)                                  the capital infusion referred to in Clause 4;

(b)                                 the permitted discretionary activities referred to in Clause 5; and

(c)                                  the excess cash for debitamortization referred to in Clause 6.

9.8                               Notification of default.  The Borrower will notify the Lender as soon as the Borrower becomes aware of:

(a)                                  the occurrence of an Event of Default or a Potential Event of Default; or

(b)                                 any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

and will keep the Lender fully up-to-date with all developments.

10                                  FEES AND EXPENSES

10.1                        Expenses.  The provisions of clause 14 (expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

11                                  COMMUNICATIONS

11.1                        General.  The provisions of clause 19 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

12                                  SUPPLEMENTAL

12.1                        Counterparts.  This Agreement may be executed in any number of counterparts.

12.2                        Finance Document.  This Agreement is a Finance Document.

13                                  LAW AND JURISDICTION

13.1                        Governing law.  This Agreement and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with German law.

13.2                        Incorporation of the Loan Agreement provisions.  The provisions of clause 21 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this

Agreement with reference to the Borrower to include the Guarantors and with any other necessary modifications.

THIS AGREEMENT has been duly executed on the date stated at the beginning of this Agreement.

SCHEDULE 1

TBS CREDIT FACILITIES

Lender Group	% Allocation
1. Bank of America Credit Facilities	58.96%
2. DVB Group Merchant Bank (Asia) Ltd Credit Facility	12.92%
3. Credit Suisse Credit Facility	0.00%
4. AIG Commercial Equipment Finance, Inc. Credit Facility	6.15%
5. Commerzbank AG Credit Facility	0.00%
6. Berenberg Bank Credit Facility	2.52%
7. The Royal Bank of Scotland Credit Facility	19.45%
100%

SCHEDULE 2

AMENDMENTS TO THE LOAN AGREEMENT

1              Restructuring of repayments.  The outstanding Loan shall be repaid as follows:

repayment date	repayment instalment
30/06/11	$217,000
30/09/11	$217,000
31/12/11	$217,000
31/03/12	$167,000
30/06/12	$167,000
30/09/12	$167,000
31/12/12	$167,000
31/03/13	$230,000
30/06/13	$230,000
30/09/13	$230,000
31/12/13	$230,000
31/03/14	$230,000
30/06/14	$3,219,000

2              Repayments.  The Loan Agreement shall be amended as necessary to reflect the amendments to the repayment schedule described at paragraph 1 above.

3              Other Restrictions.

(a)           The following definitions shall be added to clause 1.1 of the Loan Agreement:

“ “Permitted Logstar Debt” means the debt of the Logstar JV up to $3,500,000 related to merchant marine credits and provided that such debt shall be non recourse to the Guarantors and the Borrower;”; and

“ “Replacement Debt” means debt incurred to repay other existing debt provided that, except with respect to debt that refinances all existing debt scheduled to become due on or before 9 September 2014, the Replacement Debt shall only include debt (a) which does not provide for payment, on or before 9 September 2014, of current cash interest at a rate in excess of the existing debt refinanced or principal payments in excess of those required for existing debt refinanced and (b) which has no tighter covenant restrictions or events of default than the existing debt refinanced;”.

(b)           A new clause 10.6 shall be added to the Loan Agreement as follows:

“10.6      Other Restrictions. Without limiting the other covenants of the Borrower pursuant to Clause 10 of the Loan Agreement:

(a)           none of the Guarantor 4 and its subsidiaries shall incur any capital expenditure other than to complete the construction programme in respect of any current newbuildings and to maintain their existing fleet and including Rollover Capex;

(b)           none of the Guarantor 4 and its subsidiaries shall incur any further Financial Indebtedness other than Capital Infusions, Permitted Additional Junior Capital, Replacement Debt and Permitted Logstar Debt and existing Financial Indebtedness under TBS Credit Facilities;

(c)           the Guarantor 4 and its subsidiaries shall not enter into any leases (other than existing leases and renewals related thereto and future de minimis and ordinary course leases nor make any investments (other than Permitted Discretionary Activities) nor make any distributions;

(d)           the Guarantor 4 shall be permitted to consolidate the Westchester offices of the TBS Group in a new location within the same geographic area; provided that any such consolidation shall have no adverse cash flow impact compared to the aggregate premises expense of the existing Westchester offices;

(e)           the Guarantor 4 and its subsidiaries shall be permitted to cash collateralise letters of credit up to $3,000,000; and

(f)            the Guarantor 4 shall be permitted to convert the Laguna Belle and Seminole Princess Leases to debt up to $25,000,000 with no incremental profit & loss or adverse cash flow impact on the Guarantor 4 and its subsidiaries on an on-going basis.”

EXECUTION PAGE

BORROWER

EXECUTED and DELIVERED		)
by GRAINGER MARITIME CORP.		)
acting by	/s/ Christophil B. Costas	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Enmanuel D. Suarez	)

GUARANTORS

EXECUTED and DELIVERED		)
by TBS INTERNATIONAL LIMITED		)
acting by	/s/ Christophil B. Costas	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Enmanuel D. Suarez	)

EXECUTED and DELIVERED		)
by TBS WORLDWIDE SERVICES INC.		)
acting by	/s/ Christophil B. Costas	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Enmanuel D. Suarez	)

EXECUTED and DELIVERED		)
by TBS HOLDING LIMITED		)
acting by	/s/ Christophil B. Costas	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Enmanuel D. Suarez	)

EXECUTED and DELIVERED		)
by TBS INTERNATIONAL PUBLIC LIMITED		)
COMPANY		)
acting by	/s/ Christophil B. Costas	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Enmanuel D. Suarez	)

LENDER

EXECUTED and DELIVERED		)
by JOH. BEERENBERG, GOSSLER & CO. KG		)
acting by	/s/ Christian Speer	)
/s/ Stephanie Foelster
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Daniel Korczynski	)

We hereby confirm our agreement that we have read and understood the conditions of the above Supplemental Agreement No. 2 (and the Supplemental Agreement No. 1 dated 28 January 2010) and agree in all respects to the same and confirm that the Loan Agreement and the other Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement as supplemented and amended by the foregoing Supplemental Agreement No. 2 (and the Supplemental Agreement No. 1 dated 28 January 2010).

Dated 27 January 2011

/s/ Christophil B. Costas

for and on behalf of

PACIFIC RIM SHIPPING CORP.

as Time Charterer

APPENDIX A

FORM OF MORTGAGE ADDENDUM

THIS ADDENDUM TO A FIRST PREFERRED MORTGAGE (THE “MORTGAGE”)

is made on

BETWEEN:

1.             GRAINGER MARITIME CORP., a company incorporated in the Republic of Marshall Islands with registered offices at Trust Company Complex, Ajetake Road, Ajetake Island, Majuro, Marshall Islands MH96960 (the “Owner”);

2.             JOH. BERENBERG, GOSSLER & CO. KG, a financial institution incorporated in Germany, with registered offices at Neuer Jungfernstieg 20, 20354, Hamburg, Germany (the “Mortgagee”).

WHEREAS:

(A)          The Owner is the registered and unencumbered owners of the m.v. OTTAWA PRINCESS (the “Vessel”), save for a First Preferred Mortgage on the Vessel (the  “First Mortgage”) in favour of the Mortgagee.

(B)           The Vessel has  been  assigned  Statutory Navigation Licence No. 34529-08 and has the following characteristics:

(i)	radio call sign	3EPV9
(ii)	gross tonnage	17,101
(iii)	net registered tonnage 8,600
(iv)	length	178.84 meters
(v)	breadth	23.00 meters
(vi)	depth	13.50 meters

(C)           Pursuant to, and subject to and upon the terms and conditions of a Loan Agreement dated as of 19th June, 2008 (as amended from time to time, the “Loan Agreement”) and made between (i) the Owner as Borrower and (ii) the Mortgagee as Lender, the Lender agreed to make available to the Borrower a loan facility in the maximum amount of Thirteen Million United States Dollars (USD 13,000,000.00) (the “Loan”).

(D)          Pursuant to and in accordance with the security arrangements set forth in the Loan Agreement, the Owner executed the First Mortgage in respect of the Vessel in favour of the Mortgagee. The said First Mortgage appears registered at the Public Registry Office of the Republic of Panama, in the Microfilm (Mercantile) Section, at Microjacket: N-31368 and Document: 1432319.

(E)           Pursuant to, and subject to and upon the terms and conditions of a Supplemental Agreement No.2 to the Loan Agreement (the “Supplemental Agreement”) dated as of  January, 2011 and made between (i) the Owner as Borrower, (ii) TBS International Limited (the “Guarantor 1”), (iii) TBS Worldwide Services Inc. (the “Guarantor 2”), (iv) TBS Holdings Limited

(the “Guarantor 3”), (v) TBS International Public Limited Company (the “Guarantor 4” which together with the Guarantor 1, the Guarantor 2 and the Guarantor 3, will be hereinafter referred to as the “Guarantors”) and (vi) the Mortgagee as Lender, agreed to certain supplements and amendments being made to the Loan Agreement. A copy of the Supplemental Agreement is annexed hereto and forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the First Mortgage.

(F)           The parties hereto have agreed to enter into this Deed for the purpose of making certain amendments to the First Mortgage.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.01         Save as herein otherwise provided all words and expressions defined in the First Mortgage shall, where the context so requires or admits, have the same meaning in this Deed.

2.             VARIATIONS AND AMENDMENTS TO THE FIRST MORTGAGE

2.01         The parties hereby agree to amend the First Mortgage to the intent that all references to the Loan Agreement therein shall be interpreted henceforth as references to the Loan Agreement as supplemented and amended by the Supplemental Agreement.

2.02         The terms and conditions of the First Mortgage shall be varied and amended in accordance with the terms of this Deed as from the date hereof. Except for the variations and amendments made by this Addendum the provisions of the First Mortgage shall continue in full force and effect.

3.             AGENCY IN PANAMA

The parties hereto appoint and confer a special power of attorney on Patton, Moreno & Asvat of 8th Floor, Capitol Plaza, Roberto Motta III Avenue, Costa Del Este, Panama City, Republic of Panama empowering them and each of them to take all necessary action to protocolize this Deed which is supplemental to the First Mortgage and to record the same in the appropriate registers in the City of Panama. This Power of Attorney shall be irrevocable except upon the mutual agreement of the Owner and the Mortgagee.

IN WITNESS WHEREOF the Owner and the Mortgagee have caused this Addendum to be duly executed and delivered as of the date first above written.

EXECUTED as a DEED and DELIVERED	)
in the name of GRAINGER MARITIME CORP.	)
by	)
its attorney	)
in the presence of	)

ACCEPTANCE OF ADDENDUM TO MORTGAGE

JOH. BERENBERG, GOSSLER & CO. KG, DOES HEREBY ACCEPT the annexed Addendum to the First Preferred Mortgage executed in its favour by GRAINGER MARITIME CORP. covering the Panamanian vessel “OTTAWA PRINCESS” and registered at Microjacket N-31368 and Document: 1432319 AND DOES HEREBY ACCEPT the said Addendum in all respects and agrees to all terms and conditions of the said Addendum.

IN WITNESS WHEREOF the JOH. BERENBERG, GOSSLER & CO. KG has caused this Acceptance of Addendum to Mortgage to be executed this                                       , 2011.

EXECUTED as a DEED and DELIVERED	)
by and in the name of
JOH. BERENBERG, GOSSLER & CO. KG	)
by its attorney	)
in the presence of	)

APPENDIX B

SCHEDULES

1.           Log- Star Brazil $3.5 Million

•      Funds to be used for outstanding Accounts payable MACAU repairs, funding January Operating Loss.

•      Funds will be incremented by $1.5 million from our partner (70% TBS 30% Log-In).

•      To be disbursed as necessary in $1 million increments during February 2011.

•      Funds from TBS and our partner will initially be classified as a loan but may subsequently be re-characterized as equity.

2.           Jamaica Mine Joint Venture $3.0 million for 50% ownership in the mine

•      Funds to be used for various repairs to sheds, conveyor belts and crushing plant upgrades.

•      Disbursements to the Joint Venture to be made at the rate of $1 million per year in 2011, 2012 and 2013.

TBS INTERNATIONAL, PLC

Drydock and Capex Schedule - FY 2011 - 2014

(in $ thousands)

FY 2011					FY 2012					FY 2013					FY 2014
Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Drydock	$3,757	$4,960	$4,527	$6,674	$19,918	$4,925	$4,225	$4,225	$3,525	$16,900	$4,200	$4,925	$4,225	$3,525	$16,875	$3,700	$5,100	$3,000	$5,100	$16,900
Improvements and New Equipment	3,131	3,131	3,131	3,131	12,522	4,225	4,225	4,225	4,225	16,900	5,550	5,550	5,550	5,550	22,200	5,550	5,550	5,550	5,550	22,200
Vessel Acquisition	8,484	8,298	7,966	—	24,749	—	—	—	—	—	—	—	—	—	—	13,500	—	—	—	13,500

	$15,372	$16,389	$15,624	$9,804	$57,189	$9,150	$8,450	$8,450	$7,750	$33,800	$9,750	$10,475	$9,775	$9,075	$39,075	$22,750	$10,650	$8,550	$10,650	$52,600

Roymar - 2011 Drydock Cost Report - Updated as of

Updated on 12/21/2010

										Dock Yard Cost
					Actual/Budget/Current Estimate					Steel Budget			Dock Yard Cost	Dock Yard	All Other		Original Budget
NO	Vessel Name	Fleet	Staff Acct	Drop Dead Drydock Date	Start Date	End Date	Days	Upcoming DD	Amort mos	Quantity (kg)	$/kg	Cost	Excluding Steel	Cost Summary	Cost Summary	Savings	Cost Summary

1	ARAPAHO BELLE	C	TW	1/16/2011	1/8/2011	1/28/2011	20	11/15/12	22	10,000	1.85	18,500	329,000	347,500	415,100	(69,416)	693,184
2	LA JOLLA BELLE	D	EL	3/10/2011	1/8/2011	2/12/2011	35	10/1/12	20	200,000	2.00	400,000	627,000	1,027,000	443,000	(115,581)	1,354,419
3	WICHITA BELLE	B	MCW	3/26/2011	3/15/2011	4/9/2011	25	1/11/14	33	50,000	2.00	100,000	427,500	527,500	493,000	(80,239)	940,261
4	ONEIDA PRINCESS	B	MPB	3/26/2011	3/23/2011	4/13/2011	21	1/30/13	22	30,000	2.00	60,000	351,500	411,500	423,000	(65,614)	768,886

First Quarter - Sub Total							101		96	290,000	1.99	578,500	1,735,000	2,313,500	1,774,100	(330,849)	3,756,751

5	ALABAMA BELLE	B	JC	6/26/2011	4/1/2011	5/1/2011	30	3/24/14	35	125,000	2.00	250,000	484,500	734,500	460,000	(93,920)	1,100,580
6	MOHAWK PRINCESS	A	CAO	3/30/2011	3/15/2011	4/19/2011	35	3/26/14	35	350,000	2.00	700,000	560,000	1,260,000	430,000	(132,879)	1,557,121
7	TAMOYO MAIDEN	C	TW	8/4/2011	5/10/2011	6/4/2011	25	10/21/14	41	50,000	2.00	100,000	608,000	708,000	400,000	(87,118)	1,020,882
8	AZTEC MAIDEN	D	MPB	1/5/2011	6/15/2011	7/20/2011	35	10/5/13	27	175,000	2.00	350,000	608,000	958,000	433,000	(109,370)	1,281,630

Second Quarter - Sub Total							125		137	700,000	2.00	1,400,000	2,260,500	3,660,500	1,723,000	(423,287)	4,960,213

9	INCA MAIDEN	C	MPB	8/10/2011	8/10/2011	9/4/2011	25	4/24/14	32	50,000	2.00	100,000	608,500	708,500	400,000	(87,158)	1,021,342
10	ZUNI PRINCESS	A	DG	10/27/2011	7/27/2011	8/21/2011	25	10/27/13	26	150,000	2.00	300,000	515,000	815,000	450,000	(99,463)	1,165,537
11	OTTAWA PRINCESS	C	EL	2/20/2011	8/2/2011	9/6/2011	35	8/20/13	23	200,000	2.00	400,000	631,750	1,031,750	400,000	(112,574)	1,319,176
12	CARIBE MAIDEN	B	MCW	11/11/2011	8/11/2011	9/10/2011	30	9/11/13	24	80,000	2.00	160,000	484,500	644,500	464,000	(87,158)	1,021,342

Third Quarter - Sub Total							115		105	480,000	2.00	960,000	2,239,750	3,199,750	1,714,000	(386,352)	4,527,398

13	HOPI PRINCESS	D	MCW	10/15/2011	10/15/2011	11/4/2011	20	7/15/13	20	125,000	2.00	250,000	636,500	886,500	435,000	(103,905)	1,217,595
14	MAORI MAIDEN	D	CAO	1/24/2012	10/24/2011	11/18/2011	25	4/24/14	29	50000	2.00	100,000	631,750	731,750	425,000	(90,951)	1,065,799
15	MANHATTAN PRINCESS	B	MCW	12/30/2011	10/1/2011	11/6/2011	36	10/1/14	35	225,000	2.00	450,000	498,750	948,750	463,000	(111,001)	1,300,749
16	NANTICOKE BELLE	B	JC	2/11/2012	11/1/2011	11/28/2011	27	1/20/14	26	50,000	2.00	100,000	427,500	527,500	478,000	(79,059)	926,441
17	SEMINOLE PRINCESS	A	DG	1/30/2012	10/30/2011	11/19/2011	20	11/19/14	36	20,000	2.00	40,000	580,000	620,000	450,000	(84,131)	985,869
18	TAYRONA PRINCESS	D	TW	3/25/2012	11/25/2011	12/25/2011	30	3/1/14	26	130,000	2.00	260,000	612,750	872,750	405,000	(100,465)	1,177,285

Fourth Quarter - Sub Total							158		172	600,000	2.00	1,200,000	3,387,250	4,587,250	2,656,000	(569,513)	6,673,737

Grand Total							499		511	2,070,000	2.00	4,138,500	9,622,500	13,761,000	7,867,100	(1,710,000)	19,918,100

Fleet A = Ajoy, Fleet B = Tarun, Fleet C = PK and Fleet D = Calvern